Exhibit 99.1

SWISHER HYGIENE INC. DELAYS FILING OF

2011 ANNUAL REPORT ON FORM 10-K

Receives Lack of Compliance Notification from NASDAQ

CHARLOTTE, NC – April 12, 2012 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, determined that the filing of its Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) will be delayed beyond the April 16, 2012 extended due date as a result of the previously disclosed internal review being conducted by Swisher Hygiene’s Audit Committee.

Swisher Hygiene notes the following information relating to the delayed filing:

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NASDAQ – On April 11, 2012, Swisher Hygiene received a letter from NASDAQ indicating that it is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1). The NASDAQ letter notes that Swisher Hygiene is required to submit a plan to regain compliance with NASDAQ’s filing requirements for continued listing within 60 calendar days of the date of the NASDAQ notification letter. Upon acceptance of Swisher Hygiene’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-K’s initial due date for Swisher Hygiene to regain compliance with NASDAQ’s filing requirements for continued listing. Swisher Hygiene intends to submit a compliance plan within the 60 calendar day period. During the process of regaining compliance with NASDAQ, Swisher Hygiene expects that its common stock will continue trading on NASDAQ under the symbol “SWSH”.

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Canadian Securities Law Compliance/Toronto Stock Exchange/ – On March 30, 2012, Swisher Hygiene was noted in default of the continuous disclosure requirements under Ontario securities laws by the Ontario Securities Commission (the “OSC”), its principal Canadian securities regulator. Swisher Hygiene applied for, and received from the Toronto Stock Exchange (the “TSX”), an extension for filing the Form 10-K until April 16, 2012. In connection with the default notification and extension, Swisher Hygiene is required to notify the OSC and the TSX of the delay in filing the Form 10-K beyond the April 16, 2012 extended due date. The shares of Swisher Hygiene’s common stock trade on the TSX under the symbol “SWI.”

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Registration Statements – Since Swisher Hygiene will not file its Form 10-K by the April 16, 2012 extended due date, it will no longer be Form S-3 eligible. As a result, Swisher Hygiene will need to file post-effective amendments to its Registration Statement on Form S-3 (Reg. No. 333-179018) and its Registration Statement on Form S-4 (Reg. No. 333-173224) as soon as practicable following the filing of the Form 10-K. Also, Swisher Hygiene will suspend its two Registration Statements on Form S-8 (Reg. Nos. 333-174072 and 333-172233), relating to shares issuable (1) under its Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan and (2) pursuant to options granted by CoolBrands, Swisher Hygiene’s predecessor, until it files the Form 10-K.

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Wells Fargo Credit Facility – Swisher Hygiene has entered into an amendment to its senior credit facility with Wells Fargo Bank, National Associates as administrative agent. The Second Amendment provides an extension for the delivery of Swisher Hygiene’s financial statements for the fiscal year ended December 31, 2011 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission or May 15, 2012. At the same time, the Second Amendment waives any Default or Event of Default that may arise if Swisher Hygiene fails to file the Form 10-K for the year ended December 31, 2011 by April 16, 2012 so long as Swisher Hygiene files the Form 10-K by May 15, 2012.

The Second Amendment also provides additional financing flexibility by providing the Company with the right to engage in sale-leaseback transactions in an amount not to exceed $4.75 million by reducing baskets for permitted indebtedness by the same amount. While the Company has no present intention to borrow any additional funds under the credit facility, until (1) the Company files the Form 10-K, (2) represents to Wells Fargo that its financial statements as filed may be relied upon, and (3) Wells Fargo consents to such reliance, the Company may not borrow additional funds under the credit facility with Wells Fargo.

As previously announced, Swisher Hygiene’s Audit Committee believes that material adjustments to the interim financial statements for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011 may be required and that Swisher Hygiene may need to restate its results for these periods. While the amount of any such adjustments cannot be estimated with reasonable certainty at this time, to date, the Audit Committee has preliminarily identified an aggregate of approximately $3.8 million in increases to net loss before income taxes for the affected periods. However, until the review is complete and a final determination is made, Swisher Hygiene cannot provide further assurance regarding the complete impact of any adjustments on its results of operations for the affected periods, and Swisher Hygiene cannot provide assurance that the adjustments identified to date are representative of the adjustments that will be required when the review is complete. Also, Swisher Hygiene cannot provide assurance that the review will not identify further adjustments that may be required. Swisher Hygiene is working to file the Form 10-K as promptly as possible; however, Swisher Hygiene can provide no assurance as to when it will file the Form 10-K. Furthermore, Swisher Hygiene cannot provide assurance that the ongoing Audit Committee review and the process to complete and file its Form 10-K will not impact its ability to timely file its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2012.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements in this press release include those regarding: (a) the timing and results of the Audit Committee review, (b) potential adjustments to Swisher Hygiene’s financial statements, (c) the potential impact on any such adjustments on Swisher Hygiene’s previously reported results of operations, including its previously reported net loss, (d) the timing and results of Swisher Hygiene’s evaluation of its internal control over financial reporting relating to the potential adjustments, (e) the timing of the filing of the Company’s compliance plan with NASDAQ and the ability of Swisher Hygiene to regain compliance with NASDAQ listing standards, (f) Swisher Hygiene’s ability to maintain its listing and continue trading on NASDAQ and the TSX, (g) the possibility of a cease trade order being issued by Canadian securities regulators, and (h) Swisher Hygiene’s ability to timely file its Quarterly Report on Form 10-Q for the three month period ended March 31, 2012. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this press release and the conference call, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. The company’s most recent program enhancement is its introduction of solid waste management services to commercial and residential customers in selected markets. Together, this broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments from door to dumpster, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224